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                                                                    Exhibit 23.1

                   INDEPENDENT AUDITORS' CONSENT AND REPORT
                        ON FINANCIAL STATEMENT SCHEDULE


To the Board of Directors and Stockholders of Generac Portable Products, Inc.

We consent to the use in this Amendment No. 4 to Registration Statement of Generac Portable Products, Inc. on Form S-1 (File No. 333-79071) of our report dated January 29, 1999 (relating to the financial statements of the Portable Products Division, a Business Unit of Generac Corporation) appearing in the Prospectus, which is part of this Amendment No. 4 to Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements also included the financial statement schedule of the Portable Products Division, a Business Unit of Generac Corporation listed in Item 16(b) Schedule II. This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

July 19, 1999